EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ECHOSTAR ANNOUNCES EARLY REDEMPTION
OF 4 7/8 % CONVERTIBLE SUBORDINATED NOTES

LITTLETON, Colo., Sept. 19, 2003 — EchoStar Communications Corporation (Nasdaq: DISH) announced today that it has elected to retire all of its outstanding 4 7/8% Convertible Subordinated Notes due 2007, more than three years early pursuant to its optional early redemption right.

In accordance with the terms of the indenture governing the notes, the $1 billion principal amount of the notes will be redeemed effective Oct. 20, 2003, at 102.786 percent of the principal amount, for a total of approximately $1.028 billion. Interest on the notes will be paid to the Oct. 20, 2003, redemption date. The trustee for the notes is U.S. Bank National Association, telephone 1-800-934-6802.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communication Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation undertakes no obligation to update these forward-looking statements.

About EchoStar

EchoStar Communications Corporation (Nasdaq:DISH), through its DISH Network™, is the fastest growing U.S. provider of satellite television entertainment services with 9 million customers. DISH Network delivers advanced digital satellite television services, including hundreds of video and audio channels, Interactive TV, digital video recording, HDTV, international programming, professional installation and 24-hour customer service. Headquartered in Littleton, Colo., EchoStar has been a leader for 23 years in digital satellite TV equipment sales and support worldwide. EchoStar is included in the Nasdaq-100 Index (NDX) and is a Fortune 500 company. Visit EchoStar’s Web site at www.echostar.com or call 1-800-333-DISH (3474).

Investor Relations Contact: Jason Kiser, 303-723-2210, jason.kiser@echostar.com
Press Contact: Steve Caulk, 303-723-2010, steve.caulk@echostar.com

###